UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 17, 2015 (August 12, 2015)

AVALON HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-14105	34-1863889
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

One American Way, Warren, Ohio 44484

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (330) 856-8800

(Former name and address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

ITEM 8.01 Other Events

As previously reported, as a result of a seismic event with a magnitude of 2.1 occurring on August 31, 2014, the Chief of the Division of Oil and Gas Resources Management (“Chief” or “Division”) issued Orders on September 3, 2014, to immediately suspend all operations of both of Avalon Holdings Corporation’s (“Avalon”) saltwater injection wells. The Orders were based on the findings that the two saltwater injection wells were located in close proximity to the area of known seismic activity and also that the saltwater injection wells pose a risk of increasing or creating seismic activity. The two saltwater injection wells are located approximately 112 feet apart. Based on these findings, the Chief ordered the immediate suspension of all operations of the two saltwater injection wells, until the Division could further evaluate the wells.

On September 5, 2014, Avalon submitted the information required by the Chief’s Order in regards to its AWMS #1 injection well. The Division reviewed all the information submitted by Avalon and additional data. Based upon this review, the Division concluded that with reasonable scientific certainty, the injection operations of AWMS #1 were not related to the deep seismic event that occurred on August 31, 2014. As a result, the Order suspending all operations of AWMS #1 was terminated effective September 18, 2014. As such, Avalon resumed injection operations of AWMS #1 consistent with all terms and conditions of the permit issued on July 18, 2013.

On September 19, 2014, Avalon submitted the information and a written plan required by the Chief’s Order proposing the establishment of certain operations and management controls on injections at the AWMS #2 injection well. The plan called for injection to resume at AWMS #2 at lower levels and monitored for seismicity. Under the plan, Avalon would gradually increase injection volumes over time based upon data obtained through monitoring.

On October 2, 2014, Avalon filed an appeal with the Ohio Oil and Gas Commission disputing the basis for suspending operations of AWMS #2 and also the authority of the Chief to immediately suspend such operations. On November 19, 2014, Avalon filed a Motion to Stay the execution of the suspension order.

On March 11, 2015, an appeal hearing was held and post hearing briefs were filed. On August 12, 2015, the Oil and Gas Commission upheld the temporary suspension of injection operations of AWMS #2. The temporary suspension will allow the Chief to more fully evaluate the facts in anticipation of the Division’s implementation of a comprehensive regulatory plan that will specifically address injection-induced seismicity.

Avalon was not in violation of the terms and conditions of its injection permit, nor does it believe that there is substantial risk that the operations of AWMS #2 present an imminent danger to public health, safety or damage to the environment. Operations of AWMS #2 will remain temporarily suspended under the Chief’s order.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALON HOLDINGS CORPORATION
(Registrant)

DATED: August 17, 2015	/s/ Bryan P. Saksa
By: Bryan P. Saksa
Chief Financial Officer and Treasurer

3